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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27231 (Commission File Number)	13-3818604 (I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On November 24, 2008, Kratos Defense & Security Solutions, Inc. ("Kratos") and Digital Fusion, Inc. ("Digital Fusion") announced the execution of an Agreement and Plan of Merger, dated as of November 21, 2008 (the "Merger Agreement"), by and among Kratos, Digital Fusion and Dakota Merger Sub, Inc., a wholly-owned subsidiary of Kratos ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Digital Fusion (the "Merger") and Digital Fusion shall be the surviving corporation in the Merger and shall continue its corporate existence under the Delaware General Corporation Law as a wholly-owned subsidiary of Kratos after the Merger. The completion of the Merger is subject to several conditions, including the receipt of applicable approvals from Kratos' and Digital Fusion's stockholders, the absence of any proceeding that would cause a material adverse effect on either party's business and the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission by Kratos in connection with the issuance of Kratos common stock in the Merger. The Board of Directors of each of Kratos and Digital Fusion approved the Merger and the Merger Agreement.

        In connection with the Merger, each outstanding share of Digital Fusion's common stock will be converted into the right to receive 1.7933 shares of Kratos' common stock. Kratos will assume all options outstanding under Digital Fusion's stock option plans and each outstanding warrant which, prior to the effectiveness of the Merger, was exercisable to purchase shares of Digital Fusion common stock.

        The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

        The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. Kratos issued a press release on November 24, 2008 regarding the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Kratos and Digital Fusion. The Merger Agreement contains representations and warranties that each of Kratos and Digital Fusion made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits.

2.1	Agreement and Plan of Merger, dated November 21, 2008, by and among Kratos Defense & Security Solutions, Inc., Dakota Merger Sub, Inc. and Digital Fusion, Inc.
99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on November 24, 2008.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Date: November 24, 2008	/s/ LAURA L. SIEGAL Laura L. Siegal Vice President, Corporate Controller and Acting Secretary

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 21, 2008, by and among Kratos Defense & Security Solutions, Inc., Dakota Merger Sub, Inc. and Digital Fusion, Inc.
99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on November 24, 2008.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX